SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 2, 2014

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On April 16, 2014, the Office of the Comptroller of the Currency (the "OCC"), the primary federal regulator for Citizens Community Bancorp, Inc. (the "Company") and its wholly owned subsidiary bank, Citizens Community Federal, (the "Bank") provided written notice to the Bank of the OCC's approval for the Bank to convert to a national banking association (a "National Bank") and operate under the title of Citizens Community Federal National Association, headquartered at 219 Fairfax Street, Altoona, Wisconsin. The consummation of the conversion to a National Bank was effective as of May 31, 2014. The Company believes that the conversion will allow the Bank to better align its balance sheet as a community bank with its current operating and market strategy.

On April 18, 2014, Citizens Community Bancorp, Inc. received written notice from the Federal Reserve Bank of Minneapolis (the "FRB") notifying the Company of the FRB's approval of the Company becoming a bank holding company as a result of the proposed conversion of the Bank, from a federally-chartered savings bank to a National Bank, which approval was also effective as of May 31, 2014.

The information in this Form 8-K, including Item 7.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: June 2, 2014	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer